Exhibit 10.35

MERGER INCENTIVE BONUS AGREEMENT

This Merger Incentive Bonus Agreement (the “Agreement”) is made effective as of November 18, 2015 (the “Effective Date”) between Celladon Corporation (the “Company”), and Fredrik Wiklund (the “Employee”).

RECITALS

WHEREAS, the Company has entered into an Agreement and Plan of Merger and Reorganization dated November 18, 2015 (the “Merger Agreement”) by and among the Company, Celladon Merger Sub, Inc. (“Merger Sub”) and Eiger Biopharmaceuticals, Inc. (“Eiger”), pursuant to which and subject to the terms and conditions set forth in the Merger Agreement, upon consummation of the merger, Merger Sub would cease to exist, and Eiger would become a wholly-owned subsidiary of the Company (the “Merger”); and

WHEREAS, the Company believes that it is in the best interests of the Company and its stockholders to provide Employee with the potential benefits described herein to incentivize Employee to remain employed by the Company and to work towards key milestones associated with the Merger.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, the Company and Employee hereto agree as follows:

1.      MILESTONE BONUSES. Employee will be eligible to receive a lump sum cash payment in an amount equal to $50,000, less standard deductions and withholdings (each such payment, a “Bonus”), upon completion of the each of the following milestone events relating to the Merger (each, a “Milestone”):

A.	Filing with the U.S. Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”) for the Merger;

B.	Mailing of the definitive Proxy Statement/Prospectus for the Merger; and

C.	Approval of the Merger by the Company stockholders, in accordance with applicable law and the terms of the Merger Agreement.

2.      ELIGIBILITY. Employee will be eligible to receive a Bonus if the Employee remains continuously employed with the Company as of the date of occurrence of the applicable Milestone.

3.      PAYMENT OF BONUS. Each Bonus, if any, shall be paid to Employee in a single lump sum cash payment within 30 days of the date of the occurrence of the applicable Milestone, but in any event prior to the closing of the Merger.

4.      APPLICATION OF SECTION 409A. It is intended that this Agreement and the benefits and payments hereunder satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) provided under Treasury Regulation Sections 1.409A-1(b)(4), or such other applicable exemption under Section 409A and any ambiguities herein shall be interpreted accordingly. To the extent not exempt from Section

409A, this Agreement (and any ambiguities hereunder) will be construed in a manner that complies with Section 409A, and incorporates by reference all required definitions and payment terms.

6.      MISCELLANEOUS PROVISIONS.

(a) This Agreement is only intended to provide Bonus opportunities on the terms specified herein. This Agreement does not constitute an employment agreement and does not give Employee or other person any right (i) to be retained in the employ or service of the Company or (ii) to interfere with the right of the Company or successor to the Company to discharge Employee or other person at any time and for any reason, which right is hereby reserved.

(b) This Agreement will bind the heirs, personal representatives, successors and assigns of both Employee and the Company, and inure to the benefit of both Employee and the Company, their heirs, successors and assigns.

(c) If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law.

(d) This Agreement shall be construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles. Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder. This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile signatures shall be equivalent to original signatures.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement, or have caused this Agreement to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

FREDRIK WIKLUND	CELLADON CORPORATION

/s/ Fredrik Wiklund	By:	/s/ Michael Narachi
Name: Fredrik Wiklund		Name: Michael Narachi Its: Chairman of the Board

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